PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended
	July 28,	July 29,
	2013	2012
Cash flows from operating activities:
Net income	$14,665	$25,638
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	55,081	65,010
Consolidation, restructuring, and related charges	-	262
Changes in assets and liabilities and other	(2,192)	16,614

Net cash provided by operating activities	67,554	107,524

Cash flows from investing activities:
Purchases of property, plant and equipment	(47,281)	(92,009)
Investment in joint venture	-	(13,397)
Other	(2,630)	(1,618)

Net cash used in investing activities	(49,911)	(107,024)

Cash flows from financing activities:
Proceeds from long-term borrowings	-	25,000
Repayments of long-term borrowings	(4,990)	(3,646)
Purchase of common stock of subsidiary	(31,627)	(11,653)
Payments of deferred financing fees	(40)	(198)
Proceeds from exercise of share-based arrangements	715	517

Net cash provided by (used in) financing activities	(35,942)	10,020

Effect of exchange rate changes on cash and cash equivalents	(2,473)	(3,153)

Net increase (decrease) in cash and cash equivalents	(20,772)	7,367
Cash and cash equivalents, beginning of period	218,043	189,928

Cash and cash equivalents, end of period	$197,271	$197,295